EXHIBIT 3.3

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
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EKS RADTECH,  INC., a corporation  organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:  That at a  meeting  of the  Board  of  Directors  of EKS  Radtech,  Inc.
resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "one" so that, as amended, said Article shall be and read as follows:

         "The name of this corporation shall be DMA-RADTECH, INC."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said EKS RADTECH INC. has caused this certificate to be signed by John E. Rooks, its President, and John E. Rooks, its Secretary, this 17th day of September, 1990.

                            BY:     /s/ John E. Rooks
                                    --------------------------------------------
                                    President


                            ATTEST: /s/ John E. Rooks
                                    --------------------------------------------
                                    Secretary

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